Exhibit 1.01

Conflict Minerals Report

I.	Introduction

A.	Our Business

Illinois Tool Works Inc. is a global manufacturer of a diversified range of industrial products and equipment with 87 divisions in 55 countries, and has prepared this Conflict Minerals Report for calendar year 2018 as provided for in Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934, as amended, and Form SD (together referred to as the "Conflict Minerals Rule"). Unless the context indicates otherwise, the terms “Company,” “ITW,” “we,” “its,” “us” and “our” refer to Illinois Tool Works Inc. and its consolidated subsidiaries. “Conflict minerals” or “3TG” as used in this report, refers to cassiterite, columbite-tantalite, gold, wolframite and their derivatives, tin, tantalum, tungsten and/or gold, without regard to their location of origin.

The Company’s operations are reported as the following segments: Automotive OEM; Food Equipment; Test & Measurement and Electronics; Welding; Polymers & Fluids; Construction Products; and Specialty Products. Each of our segments manufactures certain products that contain 3TG that are necessary to the functionality or production of the products (which we sometimes refer to herein as "in-scope" products). ITW’s in-scope products collectively contain all four 3TGs.

B.	Reasonable Country of Origin Inquiry and Due Diligence Overview

As provided for in the Conflict Minerals Rule, we conducted a "reasonable country of origin inquiry" ("RCOI"), designed in good faith to determine the origin of the 3TG that are contained in our in-scope products. See Section II. Reasonable Country of Origin Inquiry for a description of our RCOI process for 2018.

If the Company has reason to believe that any of the 3TG in our supply chain may have originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (the “Covered Countries”), or we are unable to determine the country of origin of the 3TG, we exercise due diligence on the source and chain of custody of the 3TG and include a description of our due diligence measures in this Conflict Minerals Report. On the basis of our RCOI, we have determined that some of the 3TG contained in our in-scope products may have originated from a Covered Country, and we are therefore submitting this Conflict Minerals Report, which describes the due diligence we have performed pursuant to the Conflict Minerals Rule and our related processes and procedures. This report is filed as an exhibit to our Form SD and is available on our website at http://www.itw.com/about-itw/suppliers/. Information contained on our website or otherwise actively linked to this Conflict Minerals Report is not part of or incorporated by reference into this Conflict Minerals Report or our Form SD.

C.	ITW’s Position in the Supply Chain

ITW is a “downstream company” as contemplated by the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition) (the “OECD Guidance”). Most of our businesses are many levels removed from 3TG mining, smelting and processing facilities, and we have no relationships with mines. We source materials and components from suppliers who in turn source their materials and components from sub-tier suppliers and therefore require the cooperation of our supply chain to provide information on smelters and refiners (“SORs”) as well as the origin of 3TG contained in our products. Due to our position in the supply chain, we utilize 3TG source information provided by the Responsible Minerals Initiative (the “RMI”), whose stated mission is to provide companies with tools and resources to make sourcing decisions that improve regulatory compliance and support responsible sourcing from conflict-affected and high risk areas. RMI also manages the Responsible Minerals Assurance Process (the “RMAP”), which implements a risk-based audit program for SORs. We are a member of the RMI and actively participate in its initiatives, as discussed later in this Conflict Minerals Report.

D.	Responsible Sourcing Commitment

Through the efforts described in this Conflict Minerals Report, we seek to ensure that our suppliers responsibly source 3TG. Our responsible sourcing goes beyond compliance with the Conflict Minerals Rule, however, and our Supplier Code of Conduct (which can be found at http://www.itw.com/about-itw/suppliers/page/en/supplier-code-of-conduct/) mandates humane treatment and compliance with all laws, and in particular prohibits use of child labor, forced labor, and discrimination, and mandates compliance with safety rules, wage and hour laws, and anti-bribery laws.

E.	Smelter and Refiner and Country of Origin Information

The Company’s in-scope products that contain 3TG that originated or might have originated from a Covered Country are described in Section IV. Product Information. Information about SORs relating to these in-scope products is described in Section V. Identified Smelters and Refiners and on Annex A. We have not found for 2018 that any of the necessary 3TG contained in our in-scope products directly or indirectly financed or benefited armed groups in a Covered Country. However, we have not concluded that any of our products are “DRC conflict free.” The terms "adjoining country," "armed group," and "DRC conflict free" have the meanings contained in the Conflict Minerals Rule.

F.	2018 Program Enhancements

For 2018, we took the following actions to enhance our RCOI and 3TG due diligence and mitigate sourcing risk. These actions build on further insights after several years of engaging in this process, and the 2017 enhancements described in our Conflict Minerals Report for that year.

Enhanced Smelter Outreach

•
We continued our participation in the RMI’s due diligence practices, multi-stakeholder and plenary teams and smelter engagement team and in the Automotive Industry Action Group’s (“AIAG”) Responsible Materials Working Group;

General Process Enhancements

•	We upgraded our third-party software to provide additional data clarity and simplify its use for our internal users;

•	We have added trade compliance and risk representatives to our responsible sourcing committee to better enhance supplier governance and mitigate 3TG sourcing risk;

•	We continued to revise and simplify our written communications and instructions to our businesses regarding supplier red flag follow-up to enhance program effectiveness;

•
We continued providing information and assistance at our enterprise-wide strategic sourcing conference, including a responsible sourcing training presentation covering 3TG, other materials of concern and modern slavery;

•	We created an internal “Emerging Risks” resource web page to help keep our businesses informed of material sourcing risk beyond 3TG;

•
We continued to regularly issue internal responsible sourcing newsletters intended to help keep our businesses informed as to recent responsible sourcing developments including those relating to cobalt, upcoming EU conflict minerals requirements and RMI resources available to our businesses as part of our RMI membership;

•	We are working to integrate the results of our conflict minerals supplier surveys into our supplier risk assessment platform, to assist our businesses in their supplier assessment processes; and

•	Our internal audit function reviewed the operation of our 3TG compliance program and processes and identified certain improvements, which are in various stages of implementation.

II.	Reasonable Country of Origin Inquiry

Our RCOI utilized management systems recommended by the first step of the OECD Guidance, and was conducted in accordance with the second step of the OECD Guidance. Selected elements of our program design and RCOI process are discussed below. However, these are not all of the discrete elements of the program that we have put in place in accordance with these steps of the

OECD Guidance to help ensure that the 3TG contained in our products are responsibly sourced. The headings below conform to the headings used in the OECD Guidance for each of the first and second steps.

A.	Establish Strong Management Systems

1.    ITW Policies

ITW has adopted a company-wide Conflict Minerals Policy Statement (the "Conflict Minerals Policy"), which has been approved by ITW’s Chief Executive Officer and is available in seven languages on our website at http://www.itw.com/about-itw/suppliers/page/en/conflict-minerals-policy-statement/. We also provide a copy of ITW’s Conflict Minerals Policy to potential suppliers participating in our online bid portal process whose products contains or may contain 3TG.

Our Conflict Minerals Policy states that we do not knowingly procure 3TG that originates from the Covered Countries unless processed by SORs that are verified or in the process of becoming verified as “conflict free.” We ask our suppliers to undertake reasonable due diligence with their supply chains to determine the location from which 3TG is being sourced and whether the SOR has been verified by an independent third party as “conflict free”. If we discover that products procured by us contain 3TG from the Covered Countries that is processed by a SOR that is not Conformant (as later defined in Section III.B.) or in the process of becoming Conformant, we will take steps to encourage the SOR to become Conformant or transition the product to other SORs that conform to the Conflict Minerals Policy.

ITW’s Supplier Code of Conduct (which can be found at http://www.itw.com/about-itw/suppliers/page/en/supplier-code-of-conduct/) sets forth expectations for all ITW suppliers to adhere to the highest ethical standards in the conduct of their business. It also requires suppliers to adhere to specific standards and specifically prohibits certain behaviors and conditions associated with 3TG mining and processing, including use of child or forced labor, unsafe working conditions, corruption and bribery. The Code of Conduct also requires that, upon request, our suppliers determine whether any products provided by them contain 3TG and to take such actions as necessary to provide the information requested by ITW to conduct its RCOI, as described below under
B. Identify and Assess Risk in the Supply Chain.

We do not seek to embargo responsibly sourced 3TG from the Covered Countries (as doing so could be detrimental to the legitimate economies and populations of those countries), and our Conflict Minerals Policy encourages our suppliers to continue support of Conformant SORs in the Covered Countries and to take similar measures with their supply chains.

2.    Cross Functional Committee

ITW has a cross-functional responsible sourcing committee (the “Committee”). The Committee is headed by ITW’s Vice President of Global Strategic Sourcing & Environmental Health and Safety, who reports to ITW’s Vice Chairman, and includes dedicated strategic sourcing, sourcing risk, environmental, legal, internal audit, IT, trade compliance, corporate communications and selected personnel from various operations. Our compliance efforts are supplemented by specialist outside counsel. The Committee meets as needed to discuss the 3TG compliance process, modern slavery and related developments. Senior management is briefed on the results of our due diligence efforts on a regular basis.

3.    Internal Training

We maintain an intranet conflict minerals website which contains resources, instructions and guidance on the RCOI and due diligence processes to be followed by our businesses that have or may have in-scope products. The site also contains step-by-step instructions for making supplier inquiries, including training videos regarding our RCOI and due diligence process, and can be accessed by all ITW businesses for reference. Our businesses were required to view the training session offered in order to receive their system login credentials. Training was also presented to attendees of ITW’s global sourcing conference.

4.    Supplier Engagement and Training

In addition to our Conflict Minerals Policy and Supplier Code of Conduct, ITW’s standard “Terms and Conditions” with its suppliers obligates suppliers to take such actions as requested by ITW to enable us to comply with our conflict minerals disclosure requirements. We also include conflict minerals screening questions into incoming supplier bids.

ITW has an established protocol for its supplier inquiry process and uses a third-party software vendor to support our process for coordinating and tracking RCOI and due diligence interactions between ITW businesses, their customers and in-scope suppliers through use of a cloud-based 3TG tracking tool (the “CM System”).

Our supplier invitation letters are translated into eight languages. ITW educates key suppliers through presentations regarding our conflict minerals compliance program during supplier meetings and other interactions. The training is intended to help ensure the quality and completeness of the Conflict Minerals Reporting Templates (“CMRTs”) received from suppliers. We also encourage our businesses’ use of RMI’s eLearning Academy for supplier training in our responsible sourcing newsletter, post information and guidance for suppliers on our Company website and encourage our businesses to share relevant information with suppliers on the process for responding to our RCOI requests for information.

5.    Records Retention

ITW retains its conflict minerals related records for at least five years. These records generally are maintained in an electronic format.

6.    Grievance Mechanism

ITW maintains a web- and telephone-based reporting system (“Helpline”), providing employees with a confidential reporting mechanism by which they can communicate issues and concerns associated with violations of ITW’s Principles of Conduct, which requires all employees to comply with all applicable laws and Company policies, including the Conflict Minerals Policy.

A link to the Helpline is included in our Conflict Minerals Policy and our Supplier Code of Conduct on our website to provide convenient access to external stakeholders, suppliers and other third parties to communicate issues and concerns regarding ITW’s supply chain. The contact information for our Helpline is http://www.itwhelpline.ethicspoint.com.

As an RMI member, we also support the use of the RMI’s grievance mechanism for reporting grievances relating to SORs and the RMAP.

B.    Identify and Assess Risk in the Supply Chain

Our RCOI process was used to survey our potential in-scope suppliers to identify and assess 3TG sourcing risk in our supply chain for the 2018 reporting cycle.

All ITW businesses were requested to identify suppliers furnishing components, parts or products containing or likely to contain 3TG or to confirm that their products do not contain 3TG. Those with products containing or likely to contain 3TG were asked to survey the “80” suppliers (i.e., suppliers representing a significant amount of spend) from that supplier population (we refer to the surveyed suppliers for 2018 as the “Suppliers”). The purpose of the survey was to determine whether 3TG in the components, parts or products from the Suppliers originated or may have originated from a Covered Country and were not from recycled or scrap sources. Businesses were instructed to survey the Suppliers using the then latest version of the CMRT. The CMRT requests information regarding 3TG included in suppliers’ products, SOR identity and location, suppliers’ RCOI processes and other information about the suppliers’ 3TG policies and practices. We instructed our businesses to concentrate their outreach on larger suppliers, since these suppliers are the most likely to be recurring suppliers and responsible for a significant portion of the 3TG in our products.

ITW has an established protocol for its supplier inquiry process and uses the CM System, a third-party software vendor to support our process for coordinating and tracking RCOI and due diligence interactions between ITW businesses, their customers and in-scope suppliers through use of a cloud-based 3TG tracking tool.

For 2018, as mentioned above, our businesses were asked to focus their efforts on their larger suppliers that likely had products containing 3TG. We sent 3,138 requests in eight languages to the Suppliers to provide us with a completed CMRT. A number of our businesses source different products from the same Supplier, which means the total number of unique suppliers is less than the total number of requests sent. We received 1,615 CMRTs from the Suppliers surveyed. Our response rate was 51% for 2018.

The CM System issued automatic weekly follow-up reminders to non-responding Suppliers, and our businesses were given instructions regarding follow-up actions beyond the automatic reminders and in response to receipt of incomplete or incorrect CMRTs.

Our protocol also includes a follow-up process to investigate any CMRTs received that raised “red flags”. See Section III. Due Diligence for a description of the follow-up process.

Our Supplier responses identified 254 SORs verified by the RMI as Conformant. We determined that 211 of these Conformant SORs sourced exclusively from outside the Covered Countries, including in whole or in part from recycled or scrap sources. Our determination was based on country of origin information the RMI has obtained through the RMAP that is made available to RMI members.

Our Supplier responses identified an additional 5 SORs that were listed as “Active” (as later defined in Section III.B.) by the RMI and 53 that were listed on the Smelter Look-up tab of the CMRT but were not Conformant or Active.

Based on the results of our RCOI, we were required to conduct due diligence, as described below.

III.	Due Diligence

A.	Design Framework

ITW´s conflict minerals due diligence process is designed in conformance with the related third, fourth and fifth steps of the OECD Guidance.

B.	Due Diligence Activities

Selected elements of our program design and implementation in furtherance of the third, fourth and fifth steps of the OECD Guidance are discussed below. However, these are not all of the discrete elements of the program that we have put in place pursuant to these steps to help ensure that the 3TG contained in our products are responsibly sourced. The headings below conform to the headings used in the OECD Guidance for each of the third, fourth and fifth steps. The actions taken by the Company to address the first and second steps of the OECD Guidance are described in Section II. Reasonable Country of Origin Inquiry. See also our 2018 program enhancements discussed in Section I. Introduction.

Design and implement a strategy to respond to identified risks

The SOR information provided by Suppliers in response to the Company’s supplier survey described in Section II.B. was reviewed against the Smelter Look-up tab list in the CMRT. SOR information also was reviewed against the lists of Conformant, Active and other SORs not listed as Conformant or Active and country-of-origin information provided by the RMI and contained in the CM System. “Conformant” SORs have been audited and are conformant with the RMAP assessment protocols, including those that are listed as “re-audit in progress.” “Active” SORs are those that have committed to undergo an RMAP assessment.

CMRTs received from our Suppliers that indicated 3TG from a source within a Covered Country triggered a “red flag” in the CM System, and communications with the flagged Suppliers were escalated. Businesses and their respective flagged Suppliers indicating 3TG from a source within a Covered Country were asked to provide additional information, and our businesses were given written guidance and instructions for these Supplier communications. The escalated Supplier responses were evaluated on a case-by-case basis.

In addition, we reached out directly to the SORs that were not listed as Conformant or Active by the RMI and asked them to become Conformant. SORs that were categorized by the RMI as “not applicable” were not addressed in our outreach efforts, as the RMI has determined that these are either not SORs or not in operation. To the extent that identified SORs are not Conformant, we also seek to exercise leverage over these SORs to become Conformant through our participation in and support of the RMI and its Smelter Engagement Team. We also utilize information provided by the RMI to its members to monitor SOR improvement.

For our 2018 compliance, we continued to revise and simplify our written communications and instructions to our businesses regarding supplier red flag follow-up to enhance program effectiveness.

Our 3TG compliance team reported the findings from its RCOI and due diligence process to our Vice President of Global Strategic Sourcing & Environmental Health and Safety, and these results were in turn discussed with senior management.

Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

The Company continued its membership in the RMI for 2018. Due to our location in the mineral supply chain, which is discussed earlier in this Conflict Minerals Report, we support and utilize the RMI’s RMAP to perform third-party audits of SORs.

Report annually on supply chain due diligence

We describe our supply chain due diligence efforts in our Conflict Minerals Report. We prepare this report annually, post it on our website and file it with the SEC as an exhibit to our annual Form SD. Once filed, the Form SD and Conflict Minerals Report become available on our website at “itw.com, About ITW, Suppliers.” We also mention our efforts relating to conflict minerals in our annual Corporate Social Responsibility Report, which is available on our website at https://itw-csr.com/.

IV.	Product Information

For 2018, our in-scope products that contain 3TG that originated or might have originated from a Covered Country included products in each of the categories below:

Air delivery equipment	Inspection equipment
Application equipment	LEDs
Arc welding and cutting equipment and consumables	Marking and coding equipment
Automotive components	Measuring equipment
Commercial cooking equipment	Mixers
Commercial food equipment	Motors
Commercial refrigerators	Power sources
Disposers/Waste Treatment Equipment	Printers and dispensers
Electrical devices	Production equipment
Electronic components	Reagents
Electronic equipment	Sealing equipment
Fastening tools	Shipping tubes
Flow control meters	Solder products
Foam	Soldering equipment
Household appliances	Switches, capacitors and electronics
Industrial cleaning equipment	Testing equipment
Industrial equipment	Welding hardware
Industrial ovens	Wire
Industrial warewashers	Wire assembly

V.    Identified Smelters and Refiners

Our Supplier responses identified 254 SORs that were on the RMI Conformant list, 5 that were listed as Active with the RMI and 53 that were on the Smelter Look-up tab list of the CMRT but not Conformant or Active with the RMI. These facilities are listed on Annex A. The information on Annex A includes only the information and entities identified by our Suppliers as SORs that were on the Smelter Look-up tab list contained in the CM System as of February 28, 2019, which are those entities identified to us that we were able to determine were SORs. Entities identified by our Suppliers that are not on Annex A have been submitted to the RMI to support their ongoing effort to identify and audit all 3TG SORs.

Due to our position in the supply chain, which is discussed earlier in this Conflict Minerals Report, we rely on our Suppliers for accurate SOR information, and our RCOI and due diligence measures do not provide absolute certainty regarding the source and chain of custody of the necessary 3TG contained in our in-scope products. The information that we received from most of our Suppliers was made at a company or user defined level, rather than at a product level, meaning that such Suppliers provided information on all of or a certain subset of their products that contained 3TG, not just the products that were sold to us. Therefore, our list of SORs disclosed on Annex A may contain facilities that did not process the 3TG contained in our products. In addition, the identified SORs may not include all SORs present in our in-scope product supply chain, since we do not have a response from all Suppliers surveyed, some Suppliers were unable to identify all of the SORs in their supply chain and because we surveyed only the larger suppliers of products containing or potentially containing 3TG.

Annex A includes information concerning the locations of the SORs listed. We utilized the information made available to RMI members regarding the countries of origin of these SORs and have not found for 2018 that any of our in-scope products contained necessary 3TG that directly or indirectly financed or benefited an armed group in a Covered Country. However, we have not concluded that any of our products are “DRC conflict free.”

VI.	Additional Risk Mitigation

In addition to the actions described elsewhere in this Conflict Minerals Report, we intend to take or continue the following steps in respect of our 2019 compliance to mitigate the risk that the necessary 3TG in our in-scope products benefit armed groups:

•	Continue to analyze and review our current processes to improve their effectiveness and efficiency.

•	Continue to enhance supplier communications and training to improve RCOI and due diligence data accuracy and completion.

•	Continue to seek to influence non-Conformant SORs in our supply chain to obtain a Conformant designation.

•	Continue our membership in the RMI and participation in its Plenary, Multi-Stakeholder, Due Diligence and Smelter Engagement Teams and support the RMAP.

•	Continue our membership and participation in the Automotive Industry Action Group’s (AIAG) Responsible Materials Working Group.

•	Continue to submit to the RMI facilities identified by our suppliers that are not on the Smelter Look-up tab list, to support the RMI's ongoing effort to identify and audit all 3TG SORs.

VII.	Forward Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include expectations concerning the Company’s future actions to identify improvements to our due diligence processes, to engage with our suppliers, and to take other actions regarding our product sourcing. These statements are subject to certain risks, uncertainties and other factors, including, but not limited to, incomplete information from industry or other third-party sources, continuing guidance regarding the Conflict Minerals Rule, decisions to make changes to our continual improvement efforts and delays or difficulties in engaging suppliers and/or transitioning sources of product containing 3TG.

Annex A to Exhibit 1.01
RMI Smelters and Refiners

Mineral	Smelter or Refiner Name	Smelter or Refiner Country	Smelter or Refiner Status
Gold	8853 S.p.A.	ITALY	Conformant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	AU Traders and Refiners	SOUTH AFRICA	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	Cendres + Metaux S.A.	SWITZERLAND	Conformant
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant

Mineral	Smelter or Refiner Name	Smelter or Refiner Country	Smelter or Refiner Status
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	Japan Mint	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
Gold	L’Orfebre S.A.	ANDORRA	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	Marsam Metals	BRAZIL	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
Gold	PAMP S.A.	SWITZERLAND	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant

Mineral	Smelter or Refiner Name	Smelter or Refiner Country	Smelter or Refiner Status
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	Safimet S.p.A	ITALY	Conformant
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Gold	Bangalore Refinery	INDIA	Active
Gold	Chugai Mining	JAPAN	Active
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Active
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Active
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	On Smelter Look-up List

Mineral	Smelter or Refiner Name	Smelter or Refiner Country	Smelter or Refiner Status
Gold	African Gold Refinery	UGANDA	On Smelter Look-up List
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	On Smelter Look-up List
Gold	Caridad	MEXICO	On Smelter Look-up List
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	On Smelter Look-up List
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	On Smelter Look-up List
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	On Smelter Look-up List
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	On Smelter Look-up List
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	On Smelter Look-up List
Gold	Guangdong Jinding Gold Limited	CHINA	On Smelter Look-up List
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	On Smelter Look-up List
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	On Smelter Look-up List
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	On Smelter Look-up List
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	On Smelter Look-up List
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	On Smelter Look-up List
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	On Smelter Look-up List
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	On Smelter Look-up List
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	On Smelter Look-up List
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	On Smelter Look-up List
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	On Smelter Look-up List
Gold	Lingbao Gold Co., Ltd.	CHINA	On Smelter Look-up List
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	On Smelter Look-up List
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	On Smelter Look-up List
Gold	Modeltech Sdn Bhd	MALAYSIA	On Smelter Look-up List
Gold	Morris and Watson	NEW ZEALAND	On Smelter Look-up List
Gold	Morris and Watson Gold Coast	AUSTRALIA	On Smelter Look-up List
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	On Smelter Look-up List
Gold	Pease & Curren	UNITED STATES OF AMERICA	On Smelter Look-up List
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	On Smelter Look-up List
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	On Smelter Look-up List
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	On Smelter Look-up List
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	On Smelter Look-up List
Gold	SAFINA A.S.	CZECH REPUBLIC	On Smelter Look-up List
Gold	Sai Refinery	INDIA	On Smelter Look-up List
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	On Smelter Look-up List
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	On Smelter Look-up List
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	On Smelter Look-up List

Mineral	Smelter or Refiner Name	Smelter or Refiner Country	Smelter or Refiner Status
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	On Smelter Look-up List
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	On Smelter Look-up List
Gold	Sudan Gold Refinery	SUDAN	On Smelter Look-up List
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	On Smelter Look-up List
Gold	Tony Goetz NV	BELGIUM	On Smelter Look-up List
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	On Smelter Look-up List
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	On Smelter Look-up List
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	On Smelter Look-up List
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	Juijiang Janny New Material Co., Ltd.	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET Blue Metals	MEXICO	Conformant
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant

Mineral	Smelter or Refiner Name	Smelter or Refiner Country	Smelter or Refiner Status
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tin	Alpha	UNITED STATES OF AMERICA	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	CV Ayi Jaya	INDONESIA	Conformant
Tin	CV Dua Sekawan	INDONESIA	Conformant
Tin	CV Gita Pesona	INDONESIA	Conformant
Tin	CV United Smelting	INDONESIA	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	Conformant
Tin	Dowa	JAPAN	Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Conformant
Tin	Gejiu Jinye Mineral Company	CHINA	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
Tin	Geiju Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant

Mineral	Smelter or Refiner Name	Smelter or Refiner Country	Smelter or Refiner Status
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Minsur	PERU	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	Conformant
Tin	PT Bangka Serumpum	INDONESIA	Conformant
Tin	PT Bangka Tin Industry	INDONESIA	Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Conformant
Tin	PT Bukit Timah	INDONESIA	Conformant
Tin	PT DS Jaya Abadi	INDONESIA	Conformant
Tin	PT Inti Stania Prima	INDONESIA	Conformant
Tin	PT Karimun Mining	INDONESIA	Conformant
Tin	PT Kijang Jaya Mandiri	INDONESIA	Conformant
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Panca Mega Persada	INDONESIA	Conformant
Tin	PT Premium Tin Indonesia	INDONESIA	Conformant
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Rajehan Ariq	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	Conformant
Tin	PT Sumber Jaya Indah	INDONESIA	Conformant
Tin	PT Timah Tbk Kundur	INDONESIA	Conformant

Mineral	Smelter or Refiner Name	Smelter or Refiner Country	Smelter or Refiner Status
Tin	PT Timah Tbk Mentok	INDONESIA	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	PT Tirus Putra Mandiri	INDONESIA	Conformant
Tin	PT Tommy Utama	INDONESIA	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	Soft Metais Ltda.	BRAZIL	Conformant
Tin	Thaisarco	THAILAND	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	Yunnan Tin Company Limited	CHINA	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	On Smelter Look-up List
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	On Smelter Look-up List
Tin	Estanho de Rondonia S.A.	BRAZIL	On Smelter Look-up List
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	On Smelter Look-up List
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	On Smelter Look-up List
Tin	Pongpipat Company Limited	MYANMAR	On Smelter Look-up List
Tin	Super Ligas	BRAZIL	On Smelter Look-up List
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	On Smelter Look-up List
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant

Mineral	Smelter or Refiner Name	Smelter or Refiner Country	Smelter or Refiner Status
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Active
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	On Smelter Look-up List
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	On Smelter Look-up List

Country of Origin Information

The countries of origin of the 3TG processed by the Conformant SORs listed above may have included minerals from the respective countries listed below, as well as possibly other countries. The listed countries of origin are derived from information made available by the RMI to its members, which now includes London Bullion Market Association’s Good Delivery List information. Except for the DRC, the RMI does not indicate individual countries of origin of the 3TG processed by Conformant SORs. Instead, the RMI indicates country of origin by category. Conformant SORs listed above sourced minerals directly and/or indirectly (second tier smelter) from one or more of the following categories: L1, countries not identified as conflict regions or plausible areas of smuggling or export of 3TG from the DRC and its nine adjoining countries; L2, countries that are known or plausible countries for smuggling, export out of region or transit of materials containing 3TG; L3, which includes the DRC and its nine adjoining countries; and/or the DRC.

L1: Argentina, Armenia, Australia, Austria, Azerbaijan, Benin, Bolivia (Plurinational State of), Brazil, Burkina Faso, Cambodia, Canada, Chile, China, Colombia, Cyprus, , Dominican Republic, Ecuador, Egypt, Eritrea, Ethiopia, Finland, France, Georgia, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Kazakhstan, Kyrgyzstan, Laos, Lebanon, Madagascar, Malaysia, Mali, Mauritania, Mauritius, Mexico, Mongolia, Morocco, Myanmar, Namibia, Nicaragua, Niger, Nigeria, Panama, Papua New Guinea, Peru, Philippines, Portugal, Puerto Rico, the Russian Federation, Saudi Arabia, Senegal, Sierra Leone, Slovakia, Solomon Islands, Spain, Suriname, Swaziland, Sweden, Taiwan, Thailand, Togo, Turkey, the United Kingdom of Great Britain and Northern Ireland, the United States of America, Uruguay, Uzbekistan, Venezuela, Vietnam and Zimbabwe.

L2: Kenya, Mozambique and South Africa.

L3: Burundi, Rwanda, Tanzania, Uganda and Zambia.

DRC: Democratic Republic of the Congo.

In addition, according to information made available by the RMI to its members, some of the listed SORs processed 3TG originating solely from recycled or scrap sources and others processed both recycled and scrap content and newly mined content from one or more of the regions indicated above.

Because the RMI generally does not indicate individual countries of origin of the 3TG processed by Conformant SORs, we were not able to determine the countries of origin of the newly-mined 3TG processed by the listed Conformant SORs with greater specificity. In addition, for some of the listed Conformant SORs, origin information is not disclosed. We did not determine the countries of origin of the 3TG processed by any other SORs listed on this Annex A.